Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Geoff Armstrong, the Chief Executive Officer of Image International Group, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the report on Form 10-Q of Image International Group, Inc., for the quarterly period ended September 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Image International Group, Inc.

Date: November 14, 2016

/s/ Geoff Armstrong
Geoff Armstrong
Chief Executive Officer
(Principal Executive Officer and
Principal Accounting Officer)